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                                                                    EXHIBIT 21.1

                            PRINCIPAL SUBSIDIARIES

       Name of Subsidiary        Jurisdiction in Which Organized or Incorporated
       ------------------        -----------------------------------------------

Consolidated Subsidiaries of
  Stoneridge, Inc.:

Hi-Stat Manufacturing Co., Inc.    Florida, United States
Berifors AB                        Sweden